Exhibit 99.1

Allscripts to Sell the Net Assets of Its Hospitals & Large Physician Practices Business Segment to Constellation Software

CHICAGO – March 2, 2022 – Allscripts Healthcare Solutions (NASDAQ: MDRX) (“Allscripts”) announced today that it has reached an agreement with Constellation Software Inc. (TSX:CSU), through its wholly-owned subsidiary N. Harris Computer Corporation (“Harris”), to sell Harris the net assets of Allscripts Hospitals and Large Physician Practices business segment. The Hospitals and Large Physician Practices business segment includes the Sunrise™, Paragon®, Allscripts TouchWorks®, Allscripts® Opal, STAR™, HealthQuest™ and dbMotion™ solutions. The assets of Allscripts Veradigm business segment are not included in this transaction and will continue to be owned by Allscripts going forward.

“The medical industry we faithfully serve has gone through tremendous change and the needs of the customers in our different business segments continue to evolve in different ways. We think this transaction maximizes focus as well as future opportunity for our clients, our more than 7,500 associates and our shareholders,” said Paul M. Black, Allscripts Chief Executive Officer. “Harris has demonstrated excellence in software development, customer satisfaction and worldwide growth in healthcare. We are pleased that our solutions will be a key strategic component of Harris’ plans to become leaders in digital health. As the cornerstone of the Harris portfolio, we are proud that our customers will continue to benefit from a true platform of health.”

The purchase price consideration is up to $700 million cash, consisting of a fixed price of $670 million paid at closing, plus contingent consideration of up to $30 million based on performance of the business during the two years following transaction closing. The transaction is subject to regulatory approval and customary closing conditions, and is expected to close during the second quarter.

“We have been watching and admiring the hospitals and large physician practices franchise for many years,” said Harris CEO Jeff Bender. “We believe that we are the perfect forever home for the many talented employees and loyal customers that are the backbone of the franchise. We are excited to begin the next chapter in our Harris story, continuing to serve those who serve us in the communities where we live, by partnering with healthcare professionals to deliver care that improves lives.”

William Blair & Company served as advisor and provided a fairness opinion on the transaction to Allscripts Board of Directors. Additional details regarding the sale will be made available in a Form 8-K to be filed by Allscripts with the Securities and Exchange Commission.

Conference Call

Allscripts will conduct a conference call tomorrow, Thursday, March 3, 2022, at 8:30AM Eastern Time to discuss further details of the transaction and provide an updated outlook for 2022. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing +1 (877) 269-7756 or +1 (201) 689-7817 (international) and requesting Conference ID # 13727538.

About Allscripts
Allscripts (NASDAQ: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and The Allscripts Blog.

About Constellation Software Inc.
Constellation's common shares are listed on the Toronto Stock Exchange under the symbol "CSU". Constellation acquires, manages and builds vertical market software businesses.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the timing or ultimate completion of the sale of the Hospitals and Large Physician Practices business, as the transaction is subject to certain closing conditions as noted herein, our use of the proceeds from the contemplated sale of our Hospital and Large Physician Practices business, and potential benefits to our shareholders. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.

For further information, contact:

Investors:
Jenny Gelinas
312-506-1237
Jenny.Gelinas@allscripts.com

Media:
Tom Lynch
312-386-6735
tom.lynch@allscripts.com